Exhibit 3.1



  Number                                       Shares
  ******                                       ******
                Spinoff Solutions.com, Inc.
       25,000,000 Shares Authorized, Par Value $0.001
     Incorporated under the laws of the State of Nevada

  THIS CERTIFIES THAT ***specimen*** is the registered holder of ******** shares of the above Corporation, fully paid and non-assessable and transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.
  In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this *** day of *** A.D. ****

  ___________________                     __________________
  President                               Secretary
                          **seal**